Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

GLOBAL ACCESS AND PRICE COMMITMENT AGREEMENT

Investment ID [***]

This Global Access and Price Commitment Agreement (“Agreement”), effective as of the date of the last signature below, is made by and between the Bill & Melinda Gates Foundation (the “Foundation”) and Icosavax, Inc. (“Icosavax”), in connection with the Grant Agreement for [***] between the Parties effective September 24, 2020 (“Grant Agreement”). Unless otherwise defined in this Agreement, capitalized terms have the same meaning as given in the Grant Agreement. This Agreement is a part of, and is incorporated into, the Grant Agreement.

1.	Charitable Purpose and Use of Funds

The Foundation wishes to encourage innovative approaches to ensuring the wide availability of affordable, safe, and effective lifesaving vaccines for use in Eligible Countries (as defined below), which is expected to significantly improve health outcomes for those most in need in such countries, and in particular to encourage the supply of safe and effective vaccines that vaccinate against covid-19 (“Covid”), which are produced at a price and on a timeline that meets the critical needs for achieving the goal of expanding the supply of such vaccines for the Eligible Countries (the “Charitable Purpose”).

Icosavax possesses expertise and experience in the development and manufacturing of vaccines using a nanoparticle display technology. Icosavax is in the process of developing and manufacturing a two-component (i.e., Components A and B) virus-like particle containing the receptor binding domain for SARS-Cov-2 using Icosavax’s proprietary technology for pandemic use, which is anticipated to be available in multi-dose vials (the “Covid Vaccine”).

In furtherance of the Charitable Purpose, the Foundation has provided grant funding to Icosavax in accordance with the Grant Agreement, to, among other things, (i) assemble Components A and Components B into the Covid Vaccine, and related fill and finish, (ii) develop regulatory submission-enabling data regarding the Covid Vaccine, and (iii) conduct a Phase 1 study to assess safety and immunogenicity of the Covid Vaccine in healthy adults and older adults. Pursuant to the Grant Agreement, Grant Funds will be used solely to fund the Project.

2.	Definitions

The following terms shall have the following meanings:

[***]

“Annual Period” means each 12-month period commencing on the date that Icosavax and/or its manufacturing and/or commercial partner(s) commenced supplying Covid Vaccine to a Public Sector Purchaser. The first Annual Period is referred to as Annual Period 1 and so forth.

“Annual Volume Commitment” has the meaning given in Section 3(b)(iii).

“Annual Volume Commitment Term” has the meaning given in Section 3(b)(iv).

“Cost of Goods Sold” or “COGS” means the total cost of production, manufacturing, packaging, temperature monitoring devices as required by WHO guidelines on the international packaging and shipping of vaccines (WHO/IVB/05.23) or any later revision, vaccine vial monitors, and delivery in accordance with INCOTERM FCA to the designated airport as determined in accordance with the Foundation’s COGS Principles and Assessment Methodology Handbook available at: https://docs.gatesfoundation.org/Documents/Production_Economics_Vaccines_2016.pdf, which may be modified from time to time.

“Eligible Countries” means all GAVI Eligible Countries and GAVI Transitioned Countries plus other Low and Low-Middle Income Countries as identified by the World Bank and any other counties eligible for financial support by the GAVI COVAX AMC. As of the date of the last signature below, Eligible Countries consist of those countries listed in Exhibit A. Based on the definition of Eligible Countries as set forth in this Section 2, countries may be removed from or added to Exhibit A.

“GAVI Eligible Countries” means all countries which are deemed GAVI-eligible countries by GAVI, including those in preparatory or accelerated transition, as such GAVI-eligible countries may be added or deleted by the GAVI from time to time.

“GAVI Transitioned Countries” means all countries which were at one time deemed GAVI-eligible countries by GAVI.

“Government or Governmental Authority” means (i) the government of the United States, or any other state, provincial, local, or foreign government (as applicable), and any department, subdivision, agency, or authority of any of the forgoing or (ii) any court, tribunal or regulatory body having competent jurisdiction over Icosavax, the Foundation, Covid Vaccine, or any of the transactions contemplated by this Agreement, as applicable.

“Person” means (i) an individual; (ii) a partnership, a limited liability partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, an estate, or any other type of entity; (iii) a joint venture; (iv) an unincorporated organization; (v) a Government or Governmental Authority; or (vi) any non-governmental organization not otherwise covered by the foregoing.

“Price Commitment” has the meaning given in Section 3(b)(ii).

“Project” shall mean the project described in the Investment Document referenced in the Grant Agreement.

“Public Sector Purchaser” shall mean any of the following seeking to purchase Covid Vaccine for use in an Eligible Country:

(i)    Governments including government ministries and agencies, together with government-funded institutions, such as hospitals and prison services in those countries;

(ii)    NGOs including those recognized by the applicable local government authority as well as UN-related organizations working for or in those countries, including the International Organization for Migration and UNICEF, WHO, or any other UN agency;

(iii)    Not-for-profit organizations including, but not limited to, Medecins Sans Frontieres, Save-the-Children, OXFAM and the International Committee of the Red Cross;

(iv)    Public private partnerships that have agreed to public pricing or other collaborations or institutions bringing WHO-approved vaccines at affordable prices to patients in the private sector, including, but not limited to, GAVI; and

(v)    Funding mechanisms including CEPI, GDF, UNITAID, UNFPA, PEPFAR, USAID, Global Fund, etc. and agencies based outside of an applicable Eligible Country but which are supporting implementation locally in an applicable country, including the USA-CDC and The European Union.

“Supply Agreement” means a supply agreement for [***] and information related thereto for use solely with the Covid Vaccine (including [***]) to be negotiated in good faith between Icosavax and [***], anticipated to provide for the commercial supply of up to [***] of [***] for use solely with the Covid Vaccine.

“Total Annual Doses” means the total number of doses of Covid Vaccine produced by Icosavax and/or its manufacturing and/or commercial partner(s) in a given 12-month period commencing on the date that Icosavax and/or its manufacturing and/or commercial partner(s) commenced supplying Covid Vaccine to a Public Sector Purchaser.

“WHO Prequalification” means the positive written advice provided by the WHO to United Nations agencies of the acceptability of Covid Vaccine for purchase by United Nations agencies and the inclusion of Covid Vaccine on the list of pre-qualified vaccines for such purchase.

3.	Global Access Commitments

In furtherance of the Charitable Purpose, Icosavax agrees to the following “Global Access Commitments”:

(a)

Prompt and Broad Dissemination of Knowledge and Information. Consistent with the Publication provisions of the Grant Agreement, Icosavax will use reasonable and diligent steps to publish results of the Project in one or more peer reviewed journal(s). In the event of an inability to obtain peer reviewed publication, Icosavax agrees to publish in a manner that the Foundation determines in its reasonable discretion satisfies the requirement that such research be published in a form that is “available to the interested public” as described in Treasury Regulation 1.501(c)(3)-1(d)(5)(iii)(c)(2).

(b)

Continued Development. In the event of successful completion of the Phase 1 study of the Covid Vaccine as described in the Project, and the Foundation has made all payments to Icosavax in accordance with the terms of the Grant Agreement, Icosavax will take reasonable steps to obtain additional funding for completing the activities necessary to further develop the Covid Vaccine beyond the Phase 1 study. Within [***] of the [***], Icosavax will have received or will have a [***] to further develop, manufacture, and/or distribute the Covid Vaccine. If Icosavax [***] and continues the development and commercialization of the Covid Vaccine, the following terms apply:

(i)

Regulatory Commitment. Icosavax will ensure that the Essential Background Technology and Funded Developments it owns or controls now or in the future are managed in a manner to support the relevant regulatory approvals and WHO Prequalification of the Covid Vaccine.

(ii)

Price Commitment. Icosavax will ensure that it or its manufacturing and/or commercial partner(s) sell the Covid Vaccine to Public Sector Purchasers for use in Eligible Countries for the Charitable Purpose at no more than [***] above the combined COGS for Covid Vaccine [***] (the “Price Commitment”).

(iii)

Annual Volume Commitment. Upon obtaining applicable regulatory approvals and in accordance with applicable laws, Icosavax will use reasonable efforts to ensure that it or its manufacturing and/or commercial partner(s) will manufacture, package, label, store and ship the quantities of Covid Vaccine necessary to fulfill all purchase orders awarded and bound to Icosavax and/or its manufacturing and/or commercial partner(s) from Public Sector Purchasers to purchase Covid Vaccine for use in the Eligible Countries for the Charitable Purpose in the following quantity:

a.	an annual capacity available to Eligible Countries that is at least [***] of Icosavax’s Total Annual Doses (the “Annual Volume Commitment”).

(iv)

Annual Volume Commitment Term. Icosavax and/or its manufacturing and/or commercial partner(s) will provide the Annual Volume Commitment for a [***] period commencing on the date of first supplying the Covid Vaccine to a Public Sector Purchaser and ending on the [***] anniversary thereof (the “Annual Volume Commitment Term”).

(v)

Manufacturing and Supply. Before finalizing a partnership with its manufacturing and/or commercial partner(s), Icosavax will ensure that its agreement(s) with these manufacturing and/or commercial partner(s) have appropriate provisions to support the furtherance of Global Access for the Charitable Purpose, including assurances that the Covid Vaccine will be provided at the Price Commitment and Annual Volume Commitment outlined above consistent with this Agreement.

(vi)

Termination of Price and Volume Commitments. If, for [***], Icosavax and/or its manufacturing and/or commercial partner(s) fulfill all of their obligations pursuant to Section 3(b)(i)-(v) and through no fault of Icosavax and/or its manufacturing and/or commercial partner(s) there are insufficient purchase orders to enable Icosavax and/or its manufacturing and/or commercial partner(s) to sell at least [***] of Icosavax’s Total Annual Doses of Covid Vaccine, for each Annual Period, then the applicable Price Commitment and Annual Volume Commitment set forth in Section 3(b)(ii) and Section 3(b)(iii) shall terminate beginning with the next Annual Period, and the Foundation and Icosavax will meet and discuss in good faith the applicable Price Commitment and Annual Volume Commitment for the remaining Annual Periods.

(vii)

Insufficient Supply to Meet Global Demand. If global demand for the Covid Vaccine by Public Sector Purchasers exceeds Icosavax’s and/or its manufacturing and/or commercial partner(s)’ Annual Volume Commitment, the Parties shall discuss in good faith the solution to meet such global demand, including without limitation additional funding to increase Icosavax’s and/or its manufacturing and/or commercial partner(s)’ annual capacity. If the Parties fail to reach an agreement, Icosavax will in good faith cooperate with the Foundation in making available the Funded Developments and Essential Background Technology relating to the Project available to the Foundation (or any other Person designated by the Foundation) and provide adequate tech transfer (under non-exclusive licenses with terms to be negotiated in good faith), to continue to develop the Covid Vaccine and to enable the use, design, research, development, production, manufacture, sale, distribution, import, or export of the Covid Vaccine solely for use in the Eligible Countries for the Charitable Purpose.

(viii)

ACT-A Coordination. At the Foundation’s request, the Parties agree to negotiate in good faith to modify and amend this Agreement, including the Global Access Commitments, to align with any applicable allocation, procurement and/or coordination mechanism established under the Access to Covid-19 Tools Accelerator, a WHO-led Global Collaboration to accelerate the development, production and equitable access to new Covid-19 diagnostics, therapeutics and vaccines.

(ix)

Discontinued Activities. In the event Icosavax and its manufacturing and commercial partner(s) decide to discontinue with the development, manufacture, supply and/or distribution of the Covid Vaccine for any reason, if requested by the Foundation, Icosavax will in good faith cooperate with the Foundation in making available the Funded Developments and Essential Background Technology relating to the Project available to the Foundation (or any other Person designated by the

Foundation), as well as assigning the Supply Agreement for use of the [***] with the Covid Vaccine, and provide adequate tech transfer (under non-exclusive licenses with terms to be negotiated in good faith), to continue to develop the Covid Vaccine and to enable the use, design, research, development, production, manufacture, sale, distribution, import, or export of the Covid Vaccine solely for use in the Eligible Countries for the Charitable Purpose.

(c)

Discontinued Development. In the event Icosavax is unable to obtain additional funding as described in Section 3(b), if requested by the Foundation, Icosavax will in good faith cooperate with the Foundation in making available the Funded Developments and Essential Background Technology relating to the Project to the Foundation (or any other Person designated by the Foundation), as well as assigning the Supply Agreement for use of the [***] with the Covid Vaccine, and provide adequate tech transfer (under non-exclusive licenses with terms to be negotiated in good faith) to continue to develop the Covid Vaccine and to enable the use, design, research, development, production, manufacture, sale, distribution, import, or export of the Covid Vaccine solely for use in the Eligible Countries for the Charitable Purpose.

4.

Intellectual Property Rights. To Icosavax’s knowledge, Icosavax owns or has and will own or have a valid license to all Essential Background Technology necessary for the development of the Covid Vaccine in accordance with the terms of this Agreement and the Grant Agreement. To Icosavax’s knowledge as of the date hereof, the manufacture or sale of the Covid Vaccine by Icosavax in accordance with this Agreement does not infringe any intellectual property rights of a third party to which Icosavax does not hold a valid license. Except to the extent expressly provided in this Agreement and the Grant Agreement, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon the Foundation or any of its Affiliates or any Foundation-supported entity by implication, estoppel or otherwise as to any technology, intellectual property rights, products or materials of Icosavax or any other entity.

5.

[***]. Prior to the start of the Phase 1 clinical study for the Covid Vaccine contemplated by the Project, Icosavax will have entered into an agreement for the use of [***] and information relating thereto for use in such Phase 1 clinical study. Prior to the start of the Phase III clinical study for the Covid Vaccine, Icosavax will have entered into the Supply Agreement. Notwithstanding anything contained in this Agreement and the Grant Agreement, in no event will the Funded Developments or any data or results relating to the [***] or the [***] be used in the development, commercialization, or sale of a product containing [***]. For the avoidance of doubt, this Section 5 only applies to use of data or results generated relating to [***] and/or the Covid Vaccine developed by Icosavax as described in this Agreement and the Grant Agreement and does not preclude the independent development (without the use of such data or results) of [***] for other target disease areas of interest to the Foundation and its relevant geographies.

6.

Entire Agreement, Conflicts, and Amendments. This Agreement and the Grant Agreement contain the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement and the Grant Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

[Signature Page Follows]

This Global Access and Price Commitment is executed by the Parties effective as of the last date of signature below.

Icosavax, Inc.		Bill & Melinda Gates Foundation

By:	/s/ Adam Simpson	By:	/s/ Harry Kleanthous

Print:	Adam Simpson	Print:	Harry Kleanthous

Title:	Chief Executive Officer	Title:	SPO D&TS Vaccines & Human Immunobiology

Date:	02/17/2021	Date:	02/16/2021

Exhibit A

•	Low income:

Afghanistan,

Benin,

Burkina Faso,

Burundi,

Central African Republic,

Chad,

Congo, Dem. Rep.,

Eritrea,

Ethiopia,

Gambia,

The Guinea,

Guinea-Bissau,

Haiti,

Korea, Dem. People’s Rep.,

Liberia,

Madagascar,

Malawi,

Mali,

Mozambique,

Nepal,

Niger,

Rwanda,

Sierra Leone,

Somalia,

South Sudan,

Syrian Arab Republic,

Tajikistan,

Tanzania,

Togo,

Uganda,

Yemen, Rep.

•	Lower-middle income:

Angola,

Algeria,

Bangladesh,

Bhutan,

Bolivia,

Cabo Verde,

Cambodia,

Cameroon,

Comoros,

Congo,

Rep. Côte d’Ivoire,

Djibouti,

Egypt, Arab Rep.,

El Salvador,

Eswatini,

Ghana,

Honduras,

India,

Indonesia,

Kenya,

Kiribati,

Kyrgyz Republic,

Lao PDR,

Lesotho,

Mauritania,

Micronesia, Fed. Sts.,

Moldova,

Mongolia,

Morocco,

Myanmar,

Nicaragua,

Nigeria,

Pakistan,

Papua New Guinea,

Philippines,

São Tomé and Principe,

Senegal,

Solomon Islands,

Sri Lanka,

Sudan,

Timor-Leste,

Tunisia,

Ukraine,

Uzbekistan,

Vanuatu,

Vietnam,

West Bank and Gaza,

Zambia,

Zimbabwe

•	Additional IDA eligible:

Dominica,

Fiji,

Grenada,

Guyana,

Kosovo,

Maldives,

Marshall Islands,

Samoa,

St. Lucia,

St. Vincent and the Grenadines,

Tonga,

Tuvalu.